SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

May 2, 2005

Date of Report (Date of earliest event reported)

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BASELINE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

000-29543

(Commission File No.)

86-0972778

(IRS Employer Identification Number)

2920 N. Swan Suite 206, Tucson AZ	85712

(Address of principal executive offices) (ZIP Code)

(520) 977-9654

(Telephone number, including area code of agent for service)

Green Oaks Concepts, Ltd.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 2, 2004, at a Meeting of the Board of Directors, pursuant to authority under Section 4 of the bylaws of Baseline Energy, Inc., the Board of Directors appointed new officers and directors. The Board appointed Karen Christensen as President and Kevin Sherlock as Secretary. Also effective on May 2, 2005, the Board of Directors also appointed the following as Directors of the Company: Karen Christensen, Robert Hadley, Michael High, Eric Kendle, Kevin Sherlock and Daniel Hodges to remain as Board Chairman.

As a result of these changes our Board now includes the following persons:

Daniel Hodges	Chairman
Karen Christensen	Director/CEO
Kevin Sherlock	Director/Secretary/Treasurer
Robert Hadley	Director
Michael High	Director
Eric Kendle	Director

Daniel Hodges received a BS in Aviation Technology from Edison State College in Trenton, New Jersey in 1991 and is a military reserve officer as well as a senior instructor in the F-16 Fighter jet in Tucson, Arizona. Mr. Hodges is a co-founder of Baseline Energy, Inc. and in addition to his duties therewith, he serves as Chairman and largest shareholder of Bronco Energy Fund, Inc., a Company dedicated to clean energy development with an initial focus on coal mining and gasification. He was solely responsible for the corporate formation, installation of 14 industry professionals to various positions as Board members and initial officers. He located funding which enabled the closing of the first mining property, appraised at over $100MM and performed all of the above in less than 120 days. From 1995 to 2002, Mr. Hodges took part in the formation and/or public registration of multiple public companies as an investor. Privately, Mr. Hodges has been involved in real estate developments and residential subdivisions in Southern Arizona since 1993. Mr. Hodges also serves on the board of directors of iWorld Projects & Systems, Inc.

Karen Christensen received a BS in Engineering and Geological Sciences from Cornell University in 1980. She was employed as a geophysicist and explorer by Conoco from 1980 to 1998, working numerous domestic and international provinces, including the Gulf of Mexico, California, Alaska, Canadian frontiers, North Sea, Nigeria, Argentina, and Venezuela. Ms. Christensen’s technical work has led to many commercial oil and gas discoveries. Ms. Christensen’s managerial positions ranged from managing the appraisal & development of Conoco’s GOM shelf and deep water drilling programs, to building several successful exploration/appraisal organizations. Ms. Christensen was Exploration Manager for Venoco from 1998 to 2004 where she built and managed the exploration/development portfolio for this start up A&D company. She contributed to the acquisition of 5 fields, bringing Venoco’s production to 15,000BOEPD and provided G&G support for Venoco’s field developments as well as technical support for bank and private financing. She initiated Venoco’s South American New Ventures program with successful acquisitions in Argentina. Her professional memberships include AAPG, SEG, AGU, (HGS, GSH, CGS, Pac section AAPG, SEG: local geological and geophysical societies), past VP Pac. Section SEG.

Robert Hadley received his BA from the University of Chicago in 1986 and graduated from USAF Undergraduate Pilot Training at Vance AFB in 1990. Since then he has served as a squadron and instructor pilot in the F-16 Fighter aircraft in Korea and several US locations. Doug joined the Board of

Directors of Fidelis Energy, Inc. (OTCBB: FDEI) where he assisted the President with intensive oil and gas industry research and funding negotiations. Mr. Hadley also serves as Trustee and financial advisor to a large family trust and is well versed in financial analysis and modeling.

Michael High graduated cum laude from the University of Michigan College of Engineering in 1982 with a BSE in Engineering Science and earned his MBA from Mississippi State University in 1986. For the past 23 years, he has served in the United States Air Force and the Arizona Air National Guard as an instructor pilot in the T-38 and F-16 aircraft, and has logged over 5,000 flight hours. For four years he was stationed overseas, in Korea and Germany. He also spent two years as a member of an Air Force Inspector General’s inspection team, evaluating the business effectiveness of USAF and ANG units and providing corrective consulting services. Since 1999, Mike has owned and operated a commercial boarding stable in Tucson, providing services to 65 horses and their owners. He also owns and manages several rental properties. He is a life member of Tau Beta Pi, the national engineering honor society.

Dr. Eric Kendle received his Bachelors of Science Degree in Biology from Grand Canyon University in 1987. He was on the Dean’s List all four years of his undergraduate program and was listed in Outstanding Young Men of America in 1990. He received his Medical degree from the University of Arizona in 1991 and completed his surgical residency in 1996. He is a Board Certified physician and specializes in Laparoscopic Surgical procedures. His medical associations and memberships include American College of Surgeons, Arizona Chapter, Candidate Group, Society of United States Air Force Flight Surgeons, Baptist Medical and Dental Fellowship, National Guard Association of The United States, Association of American Indian Physicians and Alliance of Air National Guard Flight Surgeons. He holds the rank of Lieutenant Colonel in the Air Force/Air National Guard and has flown more than 500 Flight Surgeon hours in the F-16 fighter aircraft. During his voluntary term of service in Operation Iraqi Freedom in 2004, at great personal and financial sacrifice, he flew 20 Combat Missions in support of rescue and medical trauma situations. Eric was Grand Canyon University’s Alumnus of the Year in 2000 and was Chairman of the Board of Trustees of the University from 2001-2003.

Kevin Sherlock graduated from Florida State University in 1984 with a B.S. degree in Multinational Business Operations. In 1988, he received his Juris Doctorate from the Georgetown University Law Center. Mr. Sherlock is licensed to practice law in Washington D.C., Florida and Arizona. He began his legal career as an associate in a law firm in Washington D.C., with a practice area of aviation law, insurance defense litigation (including complex multi-district air-crash disaster litigation) and general corporate matters. After 5 years with the law firm, Mr. Sherlock opened his solo practice in 1993, with a focus on small business mergers and acquisitions, and public company issues. Mr. Sherlock also serves on the Board of Directors of Bronco Energy Fund, Inc.

Item 5.03. Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

Effective on March 24, 2005, the Registrant amended its Articles of Incorporation to change its name to “Tempest Energy, Inc.” Upon subsequently learning of another company with a similar name, the Registrant amended its Articles of Incorporation to change its name to “Baseline Energy, Inc.” effective April 28, 2005.

The Company’s Articles of Incorporation as amended are filed as an Exhibit to this Form 8-K and are incorporated by reference herein.

Item 8.01. Other Events.

Baseline Energy, Inc. (the “Company”), is a Nevada corporation formed in July 1997, with its principal offices and operations center in Tucson, Arizona. We disclose the following information on our new business direction which was adopted on May 2, 2005, and which is an update to the material departure from our prior business plan.

Business Strategy

The Company is now a development state company with a focus in the petroleum industry, particularly oil and gas exploration and production. The Company’s primary objective is to identify, acquire and develop underdeveloped oil and gas projects in the United States. The Company intends to acquire working interests, royalty interests and/or producers. The Company plans to acquire projects following the due diligence necessary to fully evaluate the projects potential. We will apply appropriate technologies to improve the reservoir characterization, reduce risk and uncertainty, and improve development and production efficiency. We will have significant relative flexibility in selecting and structuring our investments. We will seek to structure our acquisitions so as to take into account the uncertain and potentially variable financial performance of projects.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

None.

(b)	Pro Forma Financial Statements

None

(c)	Exhibits

Articles of Incorporation, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following person on behalf of the Registrant and in the capacity thereunto duly authorized, in Tucson, Arizona, on the 9th day of May 2005.

Baseline Energy, Inc.
By:

Karen Christensen, Chief Executive Officer